UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
     Date of report (Date of earliest event reported): March 22, 2006
Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	201352180

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117

(Address of Principal Executive Offices)	(Zip Code)
901-259-2500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On March 23, 2006, Education Realty Trust, Inc. (the “Company”) will host an investor presentation at the offices of Morgan Keegan & Company, Inc. The slides that will be presented at the investor presentation are furnished as Exhibit 99.1 to this Current Report. The materials also will be posted to the investor relations page on the Company’s website at www.educationrealty.com under the tab “Presentations.”
     The Company believes that certain statements in the information attached may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.
     This information furnished under this “Item 7.01 Regulation FD Disclosure,” including the exhibits related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Education Realty Trust Investor Presentation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Education Realty Trust, Inc.
Date: March 22, 2006	By:	/s/ Randall H. Brown
Randall H. Brown
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Education Realty Trust Investor Presentation